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                                                                    EXHIBIT 23.2


             CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS
             --------------------------------------------------

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1996 Stock Option Plan and the 1989 Stock Option Plan of CONNECT, Inc. of our reports dated January 27, 1998 with respect to the financial statements and schedule of CONNECT, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.


                                                         /s/ Ernst & Young LLP

San Jose, California
September 29, 1998